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                                                                Exhibit 10.61


VLSI Confidential

Technology License


This Agreement, entered into as of 15th day of September, 1993 ("Effective Date") by and between VLSI Technology, Inc., with offices at 1109 McKay Drive, San Jose, California 95131, ("VLSI") and COMPAQ Computer Corporation, with offices at 20555 S.H. 249, Houston, Texas, 77070, ("COMPAQ").

Whereas, COMPAQ has specified certain functional elements of a personal computer system logic and peripheral logic designs meeting the general specifications to be set forth in Exhibit A hereto (hereinafter "TECHNOLOGY'); and

Whereas, COMPAQ has agreed to license such TECHNOLOGY which may be incorporated into VLSI Products that are designed for sale to the merchant market; and

Whereas, VLSI desires to license the TECHNOLOGY which may be incorporated into VLSI Products which are to be sold on the merchant market,

Whereas, VLSI may incorporate all or part of the TECHNOLOGY as an element in VLSI Products, amd market such Products in significant quantities to COMPAQ and third parties; and

Now therefore, the parties hereto agree as follows:

1. Design Responsibilities

1.1 VLSI and COMPAQ agree to use their respective best efforts to transfer the TECHNOLOGY specified in Exhibit A to VLSI, and perform the activities set forth in the Statement of Work attached hereto as Exhibit B, and to complete each such activity by the Agreed Completion Date set forth in Exhibit B. Any documents listed as reference documents in Exhibit A (e.g., tasks, description of training, or special requirements) shall be deemed incorporated herein, but only to the extent such documents are not in conflict with other terms of this Agreement.

1.2 At VLSI's request, and within [           ] of VLSI's request, COMPAQ
agrees to meet with VLSI representatives and provide its input to VLSI on a TECHNOLOGY Specification and any other similar technical documents that VLSI has prepared.

1.3 COMPAQ further agrees to schedule telephonic meetings and conference calls
with VLSI within [         ] of VLSI's request to discuss COMPAQ's comments
and/or input to a TECHNOLOGY Specification.

1.4 COMPAQ agrees to review each revision of the TECHNOLOGY Specification
within [          ] (hereafter "Approval Cycle") of its submittal by VLSI and provide VLSI with its detailed snd substantive comments during the Approval
Cycle.

1.5 COMPAQ agrees to assist VLSI with validation, testing, and debugging of the specified functionality and PC compatibility of the TECHNOLOGY. Testing

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shall be performed to verify compliance with the agreed-to TECHNOLOGY
Specificiation in accordance with Exhibit B.

1.6 COMPAQ and VLSI have further agreed to cooperate in efforts to develop a market for SCAMP 4 and QUADNOTE CHIPSETS as is set forth in the Cooperation Agreement for each respective chipset.


2.  Changes to Specification

The specifications for TECHNOLOGY are attached as EXHIBIT A. Any documents listed as reference documents in Exhibit A (e.g., additional specifications, or special requirements) shall be deemed incorporated herein, but only to the extent that such documents are not in conflict with other terms of this Agreement. Any changes to the specifications of the TECHNOLOGY requested by COMPAQ shall be subject to agreement by both parties, including any adjustments to the Schedule.


3.  Rights

3.1  COMPAQ will grant to VLSI a [            ] right and license under
COMPAQ's copyrights, know-how, and trade secrets to use (by VLSI's employees, contractors, subcontractors, and agents), make semiconductor products, have made semiconductor products, sell such semiconductor products, sub-license (only as expressly set forth below in Paragraph 3.2), create derivatives and otherwise distribute as an integral part of a semiconductor any and all TECHNOLOGY (listed in Exhibit A), including documentation, and software support for the TECHNOLOGY. VLSI will bear the expense for manufacturing, sale and support activities regarding integrated circuits that incorporate such TECHNOLOGY. VLSI shall retain title to mask works and possession of photomasks and data base tapes.

3.2 VLSI shall further have the right to include and sublicense TECHNOLOGY and/or VLSI-created derivatives as part of VLSI's Functional System Block library for use in standard products and custom products manufactured by VLSI and authorized VLSI second sources. Additionally, VLSI shall have the right to sublicense its customers to make and have made QUADNOTE and SCAMP IV CHIPSETS provided the royalties are paid pursuant to the QUADNOTE and SCAMP IV License Agreements with an Effective Date of September 15, 1993. To the extent that VLSI wishes to obtain a license to sublicense its customers to make or have made any products (other than QUADNOTE and SCAMP IV) which include TECHNOLOGY, the parties agree to negotiate in good faith to reach agreement on such additional license.

3.3  VLSI shall have no right to use the TECHNOLOGY in [                  ].

3.4 COMPAQ retains all necessary rights to make, have made, use and sell integrated circuits incorporating the TECHNOLOGY as are necessary for its own computer and peripheral products made by or for COMPAQ and/or sold by COMPAQ and its subsidiaries. Additionally, COMPAQ retains all necessary rights to create derivatives, modifications, and improvements to the TECHNOLOGY, and to make, have made, use and sell any integrated circuits embodying such TECHNOLOGY derivatives for computer and peripheral products made by or exclusively for COMPAQ and its subsidiaries.

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3.5  COMPAQ will provide, for a period of [         ] following execution of
this Agreement, at no additional charge, any TECHNOLOGY corrections of functional design errors and nonconformities with the specifications and fitness for purpose of the licensed TECHNOLOGY.

3.6 The parties agree that this Agreement does not provide for nor require the disclosure of or grant back of licenses from one party to the other with respect to derivatives to the TECHNOLOGY, which derivatives differ from a functional or performance standpoint from the TECHNOLOGY specified in Exhibit A.

3.7  The parties agree that every [       ], senior managers of the
companies will meet to discuss the possibility of expanding this Agreement, or entering into a new agreement covering the development of follow-on TECHNOLOGY, as required to meet the anticipated demand from VLSI's customers, however this provision shall not be construed as an obligation for either party to license the other party.

3.8 Each party will own those inventions, and any resulting patents, made by its own employees during the development of TECHNOLOGY. Each party has the sole right to determine what patents, if any, will be obtained on its employees' inventions. Each party will bear its own patent filing expenses with respect to inventions solely owned by it. Any invention jointly made by employees of both parties will be jointly owned by both parties with each party exercising an undivided ownership interest without any obligation to account to the other for its use and/or disposition. With respect to jointly owned inventions, the parties will agree, on a case-by-case basis, which party will file patent applications, if any. The parties will share equally the reasonable cost of mutually agreed upon U.S. and foreign patent and mask work application filings, prosecution, issuance, maintenance and the like for jointly owned inventions. If one party desires to file, prosecute or maintain a patent application or patent on a joint invention and the other party, on reasonable notification, is unwilling to share in the expense of doing so, then the one party may proceed at its own expense and the other party shall forfeit its undivided, one-half ownership interest, but shall obtain a license in accordance with Section 3 hereof. Each party will have the right independently to license its patent rights resulting from this joint development.

4.  Royalty

4.1 For each VLSI product sold by VLSI that incorporates any separately defined item of the licensed TECHNOLOGY listed in Exhibit A, if, and only if, VLSI's customer has been provided access (e.g. the technical features are available and/or documented for the use of VLSI's third party customers), such TECHNOLOGY ('LICENSED PRODUCT'), VLSI will accrue a royalty payable to COMPAQ.

4.2  The BASE ROYALTY RATE will be the rate [        ] per unit for
TECHNOLOGY.

4.3 The BASE ROYALTY RATE multiplied by the number of units sold by VLSI during that period, less adjustments for returns, and units sold to distributors with right of return and that incorporate TECHNOLOGY will determine the license fee due to COMPAQ.

4.4 Royalty calculation for modules, boards or other products sold that contain a royalty-bearing design will be the same amount per unit as paid on a separate IC component.

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4.5  Royalty calculation for a multiple integrated circuit chipset (e.g. VLSI's
SCAMP IV(TM) or Quadnote(TM) chipsets) that is a LICENSED PRODUCT, which is
intended to be sold as a set, rather than as individual ICs, will be [     ]
per chipset.

4.6  Within [           ] after the end of each calendar quarter, VLSI shall
furnish COMPAQ a statement in suitable form, showing the volume of products incorporating the licensed TECHNOLOGY that were sold, disposed of, or put into use during such quarter, less adjustments for returns, and units sold to distributors with right of return (unless VLSI receives payment for such units). Payment to COMPAQ of the royalty due from VLSI under Section 4, Royalty, will be made coincident with this report.

4.7  The cumulative total maximum royalty, either paid as set out above or paid
in advance, for the licensed TECHNOLOGY is limited to [        ], and upon
payment of this total license fee, VLSI obtains a [          ] license
[         ], and is no longer obligated to report sales information to COMPAQ.

4.8 VLSI is under no obligation to market any product, or to incorporate this TECHNOLOGY into any other products.


5.  Termination

5.1 This Agreement may be terminated by either party upon a material breach of this Agreement by the other party. Prior to such a termination, the
non-breaching party shall give the other party [          ] notice. If the
breaching party does not cure the breach, or provide a schedule to cure the breach to the other party's satisfaction within that period, this Agreement may be terminated by the non-breaching party. In the event of such a termination, as the non-breaching party's sole remedy:

        5.1.1 If VLSI is the breaching party, and the license is not paid-up, the licenses granted by COMPAQ to VLSI shall be terminated and VLSI shall have an obligation to pay royalties due to COMPAQ at the time of the breach. VLSI shall immediately discontinue further use of the TECHNOLOGY to prototype
additional integrated circuits, and within [            ] after termination of
this Agreement, VLSI shall furnish to COMPAQ a certificate which shall certify that through its best effort and to the best of its knowledge, the original and all copies, in whole or in part, in any form of licensed TECHNOLOGY have been destroyed, and that all use of TECHNOLOGY (including its use in integrated circuits) has been discontinued, except as provided in Section 11.4.

        5.1.2  If COMPAQ is the breaching party, COMPAQ will, within [        ]
of termination, refund all license fees paid by VLSI, and VLSI will have no further obligation to pay license fees.

5.2 Either party may terminate this Agreement if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors if that petition or proceeding is not dismissed with prejudice within
[       ] after filing.

5.3 Except as specified above regarding material breach or otherwise agreed in writing by the parties, in the event of termination of this Agreement by expiration of the term or any extended term, or by mutual agreement, or when

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
the license becomes paid up, the licenses set forth herein shall continue in
accordance with their terms for a period not to exceed [      ]. Additionally,
Section 7 shall survive termination for any reason.

5.4 At the termination or expiration of this Agreement, VLSI will continue to have the right to manufacture, market and sell any products covered by this Agreement.

6.  Warranty

6.1 COMPAQ agrees to correct, and fix any bugs and design deficiencies in TECHNOLOGY (e.g., maintenance of licensed TECHNOLOGY) so that TECHNOLOGY will perform in accordance with the written specification, as defined in the
Exhibits hereto, for a period of [         ] from the date of delivery.

6.2 COMPAQ further warrants that it has no current knowledge of any infringement of intellectual property rights and has not received notice of any such infringement with respect to the TECHNOLOGY provided by COMPAQ under this Agreement.

7.  Confidential Information

7.1 "Confidential Information" shall mean that information of either party that is disclosed to the other party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral,
reduced to writing similarly marked within [       ] of disclosure.

7.2 Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment.

7.3 Recipient further agrees that except as authorized by the Export Administration Regulations of the U. S. Department of Commerce it will not transmit, directly or indirectly, any "technical data" acquired from the other party hereto, to Afghanistan, the People's Republic of China or any "Q, S, W, Y or Z" country as those terms are defined in the Regulations.

7.4 It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

     7.4.1 was in the public domain at the time it was disclosed;
     7.4.2 was known to Recipient at the time of disclosure;
     7.4.3 is disclosed with the prior written approval of the other party hereto;
     7.4.4 is disclosed after [       ] from the date of disclosure;
     7.4.5 was independently developed by Recipient; or
     7.4.6 becomes known to Recipient, on a non-confidential basis, from a source other than the other party hereto, without breach of this Agreement by Recipient.

7.5 COMPAQ further agrees that, any Confidential Information provided by COMPAQ will be safeguarded by VLSI under procedures similar to those that VLSI

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uses for VLSI's Confidential Information. COMPAQ understands that Confidential
Information may be embodied in TECHNOLOGY that may be incorporated into VLSI products which may be available for sale to third parties. VLSI will not be liable for accidental disclosure, or the unauthorized actions or misconduct of its employees with regard to any TECHNOLOGY embodied in VLSI's products at the request of COMPAQ. COMPAQ acknowledges that any design features and functions that are incorporated into VLSI products may be used by VLSI's third-party customers in implementations and applications that are out of the control of VLSI.

7.6 The parties agree that it is normal business practice for VLSI's customers, including COMPAQ, to provide VLSI with Information regarding the form function, design and features of which are desired to be incorporated into VLSI PC Chipset integrated circuits. In the case of any Information that COMPAQ desires to disclose to VLSI that embodies information that COMPAQ requires consideration from VLSI in order for VLSI to freely incorporate the information in VLSI's products, then COMPAQ must notify VLSI in writing in advance of the purpose and the nature of the Information, and obtain the written permission of an officer of VLSI, prior to disclosing such information to VLSI. VLSI has the right to refuse such information at its sole option.

8.  Indemnity

8.1 COMPAQ shall defend or settle at its option and expense any claim or action brought against VLSI, alleging that the Information listed in Exhibit A furnished by COMPAQ under this agreement infringes a patent, copyright, or trade secret of another, and COMPAQ shall pay any costs, including attorneys fees and damages awarded against VLSI, that are attributable to such claim or action, provided that VLSI notifies COMPAQ promptly in writing of the action, and authorizes COMPAQ to defend or settle the same claim or action.

8.2 If a final injunction is issued against VLSI's or its customer's use of the TECHNOLOGY, or of the VLSI product which incorporates the TECHNOLOGY, COMPAQ will at its option and expense either (i) replace or modify the TECHNOLOGY so that it becomes non-infringing, (ii) procure for VLSI the right to continue using the TECHNOLOGY, or (iii) in the event that the TECHNOLOGY cannot be modified or the necessary right obtained under reasonable terms, then the parties shall negotiate in good faith to reach a settlement regarding the
damages to VLSI, [           ].

8.3 The parties may mutually agree in advance that VLSI may defend or settle action brought against VLSI or its customers alleging that the TECHNOLOGY furnished by COMPAQ infringes a patent, copyright, or trade secret of another. In such a case, COMPAQ will reimburse VLSI for its expenses to procure, replace or modify the TECHNOLOGY, including any attorneys' fees, license fees, royalties and damages awarded against VLSI, or set out in a settlement agreement.

8.4  [            ].

8.5  COMPAQ covenants not to sue VLSI, either directly or indirectly, under any
of its patents that relate to TECHNOLOGY. [            ].

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9. Limitation of Liability

THE TECHNOLOGY CONTRIBUTION, GOODS AND SERVICES FURNISHED BY THE PARTIES IS FURNISHED AS IS, WHERE IS, WITHOUT ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE AND ANY IMPLIED OR OTHER EXPRESS WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8 ABOVE, EACH OF THE PARTIES AGREES THAT THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUFFERED BY THAT PARTY WHETHER IN AN ACTION OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF THAT PARTY IS ADVISED OF THE POSSIBILITY THAT SUCH DAMAGES HAVE BEEN, OR MAY BE INCURRED. NEITHER PARTY'S LIABILITY HEREUNDER SHALL EXCEED THE AMOUNT OF MONIES PAID OR PAYABLE HEREUNDER.

10. Audit Provisions

COMPAQ shall have the right, at its expense, to appoint a mutually acceptable independent CPA to examine and audit, not more than once annually, VLSI's records relating to royalty-bearing products. In the case that the result of such audit determines that VLSI has underpaid its obligation by more than [ ], then VLSI shall be liable for payment of the reasonable CPA fees for such audit.

11. General

11.1 Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement once incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

11.2 Neither party is authorized to act for or on the behalf of the other party under this Agreement. Without limiting the generality of the foregoing, each party is an independent contractor, and no principal/agent or partnership relationship is created between them by this Agreement.

11.3 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

11.4 Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its reasonable control. In the event of any such delay, the date of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay.

11.5 The validity, performance and construction of this Agreement shall be governed by the laws of the Texas, USA (excluding its conflict of laws provisions).

11.6 The prevailing party in any legal action arising out of, or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such action, including court costs and reasonable attorneys' fees.

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11.7  Unless otherwise stated herein, amounts stated as payable under this
Agreement include customs duties or sales, use, excise or other similar taxes payable hereunder, which may be payable by VLSI.

11.8 Data and products provided hereunder may not be exported from the United States, or re-exported from any other country, except in compliance with United States Export Control Laws, and the parties agree to operate in full compliance with these, and all other applicable laws.

11.9 All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged
telex or facsimile communication, or [      ] after deposit in the United
States mail, postage prepaid, by certified, registered or first class mail, addressed to the parties at their addresses set forth above.

11.10 VLSI may announce, disclose and advertise COMPAQ's TECHNOLOGY contributions to LICENSED PRODUCTS.

11.11 In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement. The captions of sections herein are intended for convenience only, and the same shall not be interpretive of the content of such section.

11.12 The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing that states that it is such a modification, and is signed by an authorized representative of each party hereto.

11.13  This Agreement, including exhibits, constitutes the entire
Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms that may be contained in either party's purchase orders or order acknowledgement forms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives, as of the day and year written above.



COMPAQ COMPUTER CORPORATION                    VLSI TECHNOLOGY, INC.


BY: /s/ Jim Hartzog                            BY: /s/ Henry Potts
    Senior Vice President                          Vice President and
    and General Manager,                           General Manager,
    PC Division                                    Portable Systems Division

DATE: 9/15/93                                  DATE: 9/15/93

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Exhibit A
Specification References

                                               Type of
                        Estimated       Information Provided     Specification or
TECHNOLOGY          Gate Equivalents          by COMPAQ         Reference Document

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
[        ]             [        ]             [        ]            [        ]
- ----------------------------------------------------------------------------------

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Exhibit B
Statement of Work

                                                        Agreed            Completion
Design Activity              Responsible Party        Completion      Sign-off/Reference
 or Milestone              VLSI   COMPAQ   Joint         Date              Documents

- ----------------------------------------------------------------------------------------
[             ]            [                   ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                   ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                   ]                        VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                  ]                         VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                  ]                         VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                  ]                         VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
[             ]            [                  ]                         VLSI
                                                                        COMPAQ
                                                                        Ref. Doc.
- ----------------------------------------------------------------------------------------

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